UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2019, G. Michael Callahan, Jr., the President and Chief Executive Officer of GMS Inc. (the “Company”) informed the Board of Directors of the Company (the “Board”) that he will retire as President and Chief Executive Officer of the Company.  Also on March 29, 2019, the Board approved the appointment of John C. Turner, Jr. as the Company’s new President, effective May 1, 2019. Mr. Callahan’s retirement as President of the Company will also be effective May 1, 2019. Mr. Callahan will continue in his current position as Chief Executive Officer until August 2, 2019, or such earlier date as the Board determines (the “Transition Date”).  On the Transition Date, Mr. Turner will assume the title of Chief Executive Officer and Mr. Callahan will retire as Chief Executive Officer.

No family relationships exist between Mr. Turner and any of the Company’s directors or executive officers.  There are no arrangements between Mr. Turner and any other person pursuant to which Mr. Turner was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Turner has a material interest subject to disclosures under Item 404(a) of Regulation S-K.

Mr. Turner, age 50, is currently President of Dal-Tile, a division of Mohawk Industries, Inc. He has served as President since January 2012. Mr. Turner began his career with Dal-Tile in 1990, progressing through a series of sales, operations and management roles. In 2005, Mr. Turner was promoted to Senior Vice President of Sales. From 2008 to 2011, he served as Senior Vice President of Operations — Dal-Tile, and from 2011 until his 2012 promotion, he served as Chief Operating Officer — Dal-Tile.

In connection with Mr. Turner’s commencement of employment with the Company, the Board and the Compensation Committee approved the Company entering in an employment agreement with Mr. Turner.  The employment agreement provides for an initial one-year term commencing on May 1, 2019, with automatic one-year renewals unless and until either the Company or Mr. Turner provides at least 90 days’ written notice to the other of intent not to renew the term. The employment agreement provides for (i) an annual base salary of $750,000; (ii) eligibility for participation in all benefit programs for which other senior executives of the Company are generally eligible and, for the first three months of employment, an additional $1,500 payment per month to assist with COBRA expense prior to his eligibility for participation in the Company’s benefit plans; (iii) a target annual bonus equal to 100% of his base salary, subject to satisfaction of performance goals and bonus criteria as determined by the Compensation Committee; provided, however, that for fiscal year 2020, his annual bonus will be guaranteed at the greater of target or actual performance; (iv) a monthly car allowance of $800; and (v) reimbursement of relocation expenses, subject to the terms and conditions of the Company’s relocation policy.

Pursuant to the employment agreement, if Mr. Turner’s employment is terminated by the Company other than for cause, death or disability (each as defined in the employment agreement) or by Mr. Turner for good reason (as defined in the employment agreement) or by Mr. Turner following the Company’s notice of non-renewal of the employment agreement, then he will be entitled to (i) base salary continuation for eighteen (18) months; (ii) an amount equal to his target bonus opportunity for the year in which termination occurs; (iii) a pro-rata annual bonus for the year in which termination occurs; and (iv) payment of the Company-paid portion of group health benefits for eighteen (18) months and, to the extent the medical benefits continuation is taxable Mr. Turner, a tax gross-up payment for such benefit.  Mr. Turner’s employment agreement contains certain employee non-solicitation, customer non-solicitation and non-competitive covenants that will apply for eighteen (18) months following his termination of employment with the Company, as well as a confidentiality covenant.

Mr. Turner also will receive a sign-on equity grant having an aggregate grant date value of $1,500,000 and comprised of restricted stock units (50%) and stock options (50%), which awards will vest in three approximately equal installments on each of the first three annual anniversaries of the date of grant, subject to his continued employment with the Company on each vesting date.

The foregoing summary of Mr. Turner’s employment agreement is qualified in its entirety by reference to the employment agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Callahan’s retirement, the Company and Mr. Callahan entered into a separation, transition and release agreement.  As described above, Mr. Callahan will serve as Chief Executive Officer until the Transition Date.  During the transition period, Mr. Callahan will continue to receive his current base salary and benefits.  In exchange for his release of all potential claims against the Company and for agreeing to provide consulting services and cooperation upon request during the eighteen (18) month period following his retirement, in connection with his retirement, Mr. Callahan will receive (i) continuation of his base salary for eighteen (18) months; (ii) a pro-rata annual bonus for fiscal year 2020; (iii) a monthly payment of $1,500 for eighteen (18) months (which represents the approximate monthly cost to continue health and dental insurance coverage under COBRA) on an after-tax basis; and (iv) up to six months following his retirement to exercise stock options that are vested on his retirement date.  Mr. Callahan will remain subject to the employee non-solicitation, customer non-solicitation and non-competitive covenants included in his employment agreement with the Company for eighteen (18) months following his retirement, as well as the confidentiality covenant.

The foregoing summary of Mr. Callahan’s separation agreement is qualified in its entirety by reference to the separation agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On April 3, 2019, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01         Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description

10.1	Employment Agreement with John C. Turner, Jr., dated as of March 29, 2019.

10.2	Separation, Transition and Release Agreement with G. Michael Callahan, Jr., dated as of April 1, 2019.

99.1	Press Release dated April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: April 3, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary